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Nabi Biopharmaceuticals
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Nabi Biopharmaceuticals issued the following press release on October 16, 2012.

Contact
Nabi Investor Relations 301-770-3099 www.nabi.com	Morrow & Co., LLC Attn: Joe Mills 203-658-9400

Two Major Independent Proxy Advisory Firms Recommend Nabi Biopharmaceutical

Stockholders Support Amended Transaction With Biota Holdings Limited

at October 22nd Reconvened Special Meeting

ISS and Glass Lewis Say Approval of Biota Transaction is in Stockholders’ Best Interests

Rockville, MD, October 16, 2012—Nabi Biopharmaceuticals (Nasdaq: NABI) (“Nabi”) today announced that the two major independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis have recommended that Nabi stockholders support the recently amended transaction agreement with Biota Holdings Limited (ASX: BTA.AX) (“Biota”) pursuant to which Nabi would acquire all of the outstanding shares of Biota in exchange for shares of Nabi common stock (the “Transaction”). ISS and Glass Lewis are the leading independent proxy advisory firms and their voting analyses and recommendations are relied upon by hundreds of institutional investment funds, mutual funds and fiduciaries throughout the world.

In recommending that Nabi stockholders support the Transaction, ISS said:

“Given the values of the revised deal terms, a liquidation scenario no longer appears reasonably likely to provide shareholders with greater value than the acquisition by Biota. As such, shareholder support for the acquisition is warranted.”*

Accordingly, ISS has recommended that Nabi stockholders vote “FOR” Proposal 1 (To Increase Nabi’s Authorized Common Stock), “FOR” Proposal 2 (To Change the Name of Nabi), “FOR” Proposal 3 (To Effectuate a Reverse Stock Split), “FOR” Proposal 4 (Issuance of Nabi Shares in Connection with the Transaction) and “FOR” Proposal 6 (Adjournment of Special Meeting).

In its October 10, 2012 report Glass Lewis concluded:

“We continue to believe that the proposed merger with Biota has strategic merit. We now also believe that the valuation proposition is more balanced and fair to Nabi shareholders. Under the revised terms, the implied valuation for Nabi shareholders is significantly higher than under the original terms and also exceeds the amount estimated to be distributed in a liquidation scenario.”*

*	Permission to use quotations from the ISS or Glass Lewis report was neither sought nor obtained.

Accordingly, Glass Lewis has recommended that Nabi stockholders vote “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 6.

Nabi stockholders are encouraged to read Nabi’s Definitive Proxy Statement, dated August 7, 2012 and the Supplement to the Definitive Proxy Statement, dated September 25, 2012, in their entirety as they provide, among other things, a comprehensive discussion of the process that led to the Biota Transaction, important information about the Transaction and the reasons Nabi’s board is recommending the Transaction to its stockholders.

YOUR VOTE IS IMPORTANT—PLEASE RETURN A WHITE PROXY CARD TODAY!

Nabi urges stockholders to vote “FOR” each of the proposals today. Stockholders who have questions about the proposals or who need assistance voting their shares should contact the Company’s proxy solicitor, Morrow & Co., LLC, toll-free at (800) 607-0088 or (203) 658-9400.

If stockholders previously voted a green proxy card or green voting instruction form, that vote will not be counted at the special meeting scheduled to reconvene on October 22, 2012. If stockholders previously submitted a white proxy card voting against the transaction, Nabi’s Board of Directors urges such stockholders to revoke that vote and vote “FOR” each of the proposals to be considered at the reconvened special meeting. Only the latest dated proxy is counted. If a stockholder has already voted “FOR” the proposals on a white proxy card or white voting instruction form, the stockholder does not need to vote again.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Important Additional Information

In connection with the business combination transaction between Biota and Nabi, Nabi has filed a definitive proxy statement, dated August 7, 2012, and a supplement dated September 25, 2012, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a special meeting of stockholders of Nabi to be reconvened on October 22, 2012. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement, the supplement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements and include statements about the transaction with Biota and related matters, Nabi’s plans to distribute cash or other rights to its stockholders, expected timing and completion of the proposed transactions, products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed (i) in Nabi’s definitive proxy statement for the Special Meeting filed with the SEC on August 7, 2012 under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement,” (ii) in Nabi’s supplement to the definitive proxy statement for the Special Meeting filed with the SEC on September 25, 2012 under the captions “Update to Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and (iii) elsewhere in the definitive proxy statement or the supplement. Nabi does not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.